EXHIBIT 99.1
McDonald's News Release dated 04/19/04

McDonald's Chairman and CEO Jim Cantalupo Passes Away

Andrew J. McKenna, Presiding Director of the McDonald’s Corporation Board of Directors, issued the following statement this morning:

"It is with great sadness that I announce that Jim Cantalupo, our Chairman and CEO, died suddenly and unexpectedly of an apparent heart attack this morning in Orlando, Florida, site of the McDonald’s Worldwide Owner/Operator Convention.

"Our entire McDonald’s system mourns this tragic loss, and our thoughts and prayers are with Jim’s wife, Joann, and his family. Our deepest sympathies go out to them.

"Jim was a brilliant man who brought tremendous leadership, energy and passion to his job. He made an indelible mark on McDonald’s system.

"In the meantime, any contacts should be made through McDonald’s Communications Department at 630-623-7316."